Exhibit 99.1

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On March 20, 2015, Jazz Pharmaceuticals Public Limited Company (the “Company”) completed the sale (the “Disposition”) of certain products that the Company originally acquired as part of the Company’s acquisition of EUSA Pharma Inc. and the business related thereto (such products and the related business, the “Disposed Business”) to Essex Bidco Limited, a company controlled by Essex Woodlands (“Essex”). Pursuant to the agreement for the Disposition, the purchase price for the Disposed Business was $34 million, subject to certain adjustments. As of the closing, the Company was entitled to receive approximately $33 million in cash after purchase price adjustments were made prior to the closing. The purchase price is subject to potential further adjustments post-closing. Products in the Disposed Business sold to Essex in the Disposition included Caphosol® (supersaturated calcium phosphate rinse), Collatamp® (lyophilized collagen implant impregnated with the aminoglycoside antibiotic gentamicin), Fomepizole® (fomepizole), Xenazine® (tetrabenazine) and Custodiol® (solution HTK).
The unaudited pro forma condensed consolidated balance sheet at December 31, 2014 gives effect to the Disposition as if it had occurred on December 31, 2014.
The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2014 is presented as if the Disposition was consummated on January 1, 2014. The unaudited pro forma condensed consolidated financial statements presented herein are based on the historical financial statements of the Company after giving effect to the Disposition by applying the assumptions and adjustments described in the accompanying notes.
The Company’s consolidated balance sheet and statement of income information as of and for the year ended December 31, 2014 was derived from its audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed by the Company with the Securities and Exchange Commission (“SEC”) (Commission File No. 001-33500) (the “Form 10-K”).
Certain information and notes normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States have been omitted pursuant to the rules and regulations of the SEC governing pro forma information. The unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only, in accordance with the adjustments and estimates set forth below, and does not purport to represent the results of operations that actually would have been realized had the Disposition occurred on the respective dates assumed, nor is it necessarily indicative of the Company’s future operating results. However, the pro forma adjustments reflected in the accompanying unaudited pro forma condensed consolidated financial statements reflect estimates and assumptions that the Company’s management believes to be reasonable.
The unaudited pro forma condensed consolidated financial statements, including the notes thereto, should be read in conjunction with the historical audited consolidated financial statements of the Company for the year ended December 31, 2014 included in the Form10-K.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of December 31, 2014
(in thousands)

	Historical - Pre-Disposition	Pro Forma Adjustments for the Disposition	Notes	Pro Forma As Adjusted for the Disposition
ASSETS
Current assets:
Cash and cash equivalents	$684,042	$32,833	(A)	$716,875
Accounts receivable, net	186,371	—		186,371
Inventories	30,037	—		30,037
Prepaid expenses	12,800	—		12,800
Deferred tax assets, net	48,440	—		48,440
Other current assets	21,322	—		21,322
Assets held for sale	32,833	(32,833)	(B)	—
Total current assets	1,015,845	—		1,015,845
Property and equipment, net	58,363	—		58,363
Intangible assets, net	1,437,435	—		1,437,435
Goodwill	702,713	—		702,713
Deferred tax assets, net, non-current	75,494	—		75,494
Deferred financing costs	33,174	—		33,174
Other non-current assets	15,931	—		15,931
Total assets	$3,338,955	$—		$3,338,955
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,126	$—		$25,126
Accrued liabilities	164,091	—		164,091
Current portion of long-term debt	9,428	—		9,428
Income taxes payable	7,588	689	(B)	8,277
Deferred tax liability, net	9,430	—		9,430
Deferred revenue	1,138	—		1,138
Total current liabilities	216,801	689		217,490
Deferred revenue, non-current	4,499	—		4,499
Long-term debt, less current portion	1,333,000	—		1,333,000
Deferred tax liability, net, non-current	375,054	—		375,054
Other non-current liabilities	38,393	—		38,393
Shareholders’ equity:
Ordinary shares	6	—		6
Non-voting euro deferred shares	55	—		55
Capital redemption reserve	471	—		471
Additional paid-in capital	1,458,005	—		1,458,005
Accumulated other comprehensive loss	(122,097)	—		(122,097)
Retained earnings	34,704	(689)	(B)	34,015
Total Jazz Pharmaceuticals plc shareholders' equity	1,371,144	(689)		1,370,455
Noncontrolling interests	64	—		64
Total shareholders’ equity	1,371,208	(689)		1,370,519
Total liabilities and shareholders’ equity	$3,338,955	$—		$3,338,955

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Statement of Income
For the year ended December 31, 2014
(in thousands, except per share amounts)

	Historical - Pre-Disposition	Pro Forma Adjustments for the Disposition	Notes	Pro Forma As Adjusted for the Disposition
Revenues:
Product sales, net	$1,162,716	$(26,984)	(C)	$1,135,732
Royalties and contract revenues	10,159	(240)	(C)	9,919
Total revenues	1,172,875	(27,224)		1,145,651
Operating expenses:
Cost of product sales (excluding amortization of acquired developed technologies and intangible asset impairment)	117,418	(10,679)	(C)	106,739
Selling, general and administrative	406,114	(10,274)	(C)	395,840
Research and development	85,181	—		85,181
Acquired in-process research and development	202,626	—		202,626
Intangible asset amortization	126,584	(8,704)	(C)	117,880
Impairment charges	39,365	(39,365)	(C)	—
Total operating expenses	977,288	(69,022)		908,266
Income from operations	195,587	41,798		237,385
Interest expense, net	(52,713)	—		(52,713)
Foreign currency gain	8,683	—		8,683
Income before income tax provision	151,557	41,798		193,355
Income tax provision	94,231	12,828	(C)	107,059
Net income	57,326	28,970		86,296
Net loss attributable to noncontrolling interests, net of tax	(1,061)	—		(1,061)
Net income attributable to Jazz Pharmaceuticals plc	$58,387	$28,970		$87,357

Net income per ordinary share attributable to Jazz Pharmaceuticals plc:
Basic	$0.98			$1.46
Diluted	$0.93			$1.40
Weighted-average ordinary shares used in calculating net income per ordinary share attributable to Jazz Pharmaceuticals plc:
Basic	59,746			59,746
Diluted	62,614			62,614
See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
1. Basis of Presentation
On March 20, 2015, Jazz Pharmaceuticals Public Limited Company (the “Company”) completed the sale (the “Disposition”) of certain products that the Company originally acquired as part of the Company’s acquisition of EUSA Pharma Inc. and the business related thereto (such products and the related business, the “Disposed Business”) to Essex Bidco Limited, a company controlled by Essex Woodlands (“Essex”). Pursuant to the agreement for the Disposition, the purchase price for the Disposed Business was $34 million, subject to certain adjustments. As of the closing, the Company was entitled to receive approximately $33 million in cash after purchase price adjustments were made prior to the closing. The purchase price is subject to potential further adjustments post-closing. Products in the Disposed Business sold to Essex in the Disposition included Caphosol® (supersaturated calcium phosphate rinse), Collatamp® (lyophilized collagen implant impregnated with the aminoglycoside antibiotic gentamicin), Fomepizole® (fomepizole), Xenazine® (tetrabenazine) and Custodiol® (solution HTK).
The unaudited pro forma condensed consolidated balance sheet at December 31, 2014 gives effect to the Disposition as if it had occurred on December 31, 2014.
The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2014 is presented as if the Disposition was consummated on January 1, 2014. The unaudited pro forma condensed consolidated financial statements presented herein are based on the historical financial statements of the Company after giving effect to the Disposition by applying the assumptions and adjustments described below.
2. Pro Forma Adjustments
Pro forma adjustments are necessary to reflect the impact on the balance sheet as if the Disposition had been consummated as of December 31, 2014 and to reflect the impact on the statement of income as if the Disposition had been consummated on January 1, 2014. The pro forma adjustments included in the unaudited pro forma condensed consolidated financial statements are as follows:

(A)	To reflect the cash received from the Disposition, net of estimated selling costs.

(B)	To remove assets related to the Disposition, which were classified as assets held for sale as of December 31, 2014, from the balance sheet and reflect taxes payable on the Disposition.

(C)
To reflect the impact on operating results as if the Disposition had occurred on January 1, 2014. The adjustments include an impairment charge of $39.4 million that was incurred in 2014 to write the carrying value of assets associated with the Disposed Business down to fair value less costs to sell. The pro forma tax benefit adjustment primarily relates to the release of a deferred tax liability, recognized when the assets were initially acquired and recognized at fair value, on impairment.